EXHIBIT 4.06

AMENDMENT NO. 06/2022 TO THE SERVICES AGREEMENT FOR SENDING SMS MESSAGES BETWEEN OI S.A. - UNDER COURT-SUPERVISED REORGANIZATION AND ZENVA MOBILE SERVIÇOS DIGITAIS S.A.

The parties hereto are

OI S.A. - UNDER COURT-SUPERVISED REORGANIZATION (legal successor by merger of OI MÓVEL S.A. - UNDER COURT-SUPERVISED REORGANIZATION), a corporation headquartered at Rua do Lavradio, 71, 2nd floor, Centro, City and State of Rio de Janeiro, Zip Code: 20. 230-070, enrolled with the Corporate Taxpayer Registration Number 76.535.764/0001-43, herein duly represented according to its Articles of Incorporation, hereinafter referred to as the "PROVIDER" or "MANAGER"; and, on the other hand

ZENVA MOBILE SERVIÇOS DIGITAIS S.A., a legal entity headquartered at Avenida Paulista, 2300, suite 182 and 184, Bela Vista, São Paulo/SP, enrolled with the Corporate Taxpayer Registration Number 14.096.190/0001-05, hereby duly represented according to its Articles of Incorporation, hereinafter referred to as "CLIENT",

And still denominated severally as "PARTY" or collectively as "PARTIES".

WHEREAS:

A. As a result of the merger of Oi Móvel by Oi S.A. on February 22nd, 2022, pursuant to article 227 of Law No. 6,404/76, Oi, as universal successor of Oi Móvel, Oi S.A. is entitled to all rights and liabilities of Oi Móvel, including those in the scope of the agreement herein amended;

B. Oi S.A. has entered into, within the scope of its court-supervised reorganization process, a Stock Purchase Agreement and Other Covenants with TIM S.A., Claro S.A. and Telefônica Brasil S.A. (" Purchasers"), on January 28th, 2021, and any amendments thereto ("Purchase Agreement"), which provided that Oi undertook to sell to the Purchasers all the shares representing the capital stock of the Special Purpose Companies ("SPEs Ativos Móveis") that comprise UPI Ativos Móveis ("Transaction")

C. Pursuant to Exhibit 2.1.4 to the Purchase Agreement (Segregation and Division Plan), Oi S.A. and the Purchasers have agreed upon the terms and conditions for the transfer, segregation and division of the mobile telephony assets, liabilities and rights of Oi S.A. to each of the SPEs Ativos Móveis;

D. The CLIENT and the MANAGER entered into, on 11/14/2019, an SMS Sending Service Agreement, hereinafter referred to as the "AGREEMENT".

The parties hereto resolve to enter into this Amendment Agreement based on the following clauses and conditions:

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CLAUSE ONE - AGREEMENT

1.1 The PARTIES agree to change the name of this AGREEMENT to "SERVICES AGREEMENT FOR MESSAGE MANAGEMENT".

CLAUSE TWO - PURPOSE

2.1 The PARTIES agree to change the subject matter of the AGREEMENT, so that Clause Three of the AGREEMENT shall take effect with the following wording:

"3.1 The purpose of this Agreement is the provision by the MANAGER to the CLIENT of management services, optimization of access to the interfaces of the Messenger Platforms of the companies listed below, in compliance with the specifications contained in this AGREEMENT and in the request for services made by the CLIENT ("Services"). All liabilities of this Agreement, pecuniary or not, shall be timely, fully and exclusively fulfilled by the MANAGER, under penalty of breach of contract:

- JONAVA RJ INFRAESTRUTURA E REDES DE TELECOMUNICAÇÕES S.A., a privately-held corporation, enrolled with Corporate Taxpayer registration Number 37.185.266/0001-66, headquartered at Rua do Lavradio, no. 71, suite 201/801, Centro Zip Code 20.230-070 ("Jonava");

- GARLIAVA RJ INFRAESTRUTURA E REDES DE TELECOMUNICAÇÕES S.A., a privately-held corporation, enrolled with Corporate Taxpayer Registration Number 37.178.485/0001-18, headquartered at Rua do Lavradio, n. 71, suite 201/801, Centro CEP 20.230-070 ("Garliava"); and

- COZANI RJ INFRAESTRUTURA E REDES DE TELECOMUNICAÇÕES S.A., a privately-held corporation, enrolled with Corporate Taxpayer Registration Number 36.012.579/0001-50, headquartered at Rua do Lavradio, no. 71, suite 201/801, Centro CEP 20.230-070 ("Cozani").

3.2 The MANAGER will be liable for the quality of the services provided by the companies listed above, being responsible before the CLIENT for any actions and/or omissions, carried out by these companies, that may impair the effective performance of the message service hired by the CLIENT.

3.3 The Parties agree that the User whose cell phone is off at the time of sending, outside the coverage area or outside the area of authorization to receive for receipt of SMS may not have access to SMS messages, which will be available to the User in standby only for a period of up to twenty-four (24) hours after their sending, in which case, if the SMS message is not received by the User within this period, it will not be forwarded again.

3.4 The SMS Message sending schedule shall have total priority in relation to the advertising that CLIENT intends to promote, without any right to dispute or claim, including financial and commercial aspects.

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CLAUSE THREE - OBLIGATIONS OF THE MANAGER

3.1 Finally, the PARTIES decide to change the obligations of the MANAGER, contained in Clause Five of the AGREEMENT, which will come into force with the following wording:

"5.1. Are obligations of the MANAGER, among others provided for in this AGREEMENT:

5.1.1 Managing the sending of SMS Messages, previously agreed between the Parties, to the Users indicated by the CLIENT;

5.1.2 Managing the sending of SMS messages to the Users indicated by the CLIENT in the period and conditions determined in this AGREEMENT

5.1.3 Comply with the quality standards usually required for services according to the same nature of this agreement, applying such parameters to its management;

5.1.4 To provide to the CLIENT all the information that it considers necessary for the perfect development of the agreement herein established;

5.1.5 To present to the CLIENT, in the execution of this AGREEMENT, the necessary criteria for the formatting of the parameters mentioned in the item 4.1.3. above; and

5.1.6 Notify the CLIENT, 30 (thirty) days in advance, of any change regarding the formatting of the parameters foreseen in this AGREEMENT.

5.1.7 Hiring and managing, at its own expenses, the services of sending SMS messages by Jonava, Garliava and Cozani.

5.2 The MANAGER remains the sole and exclusive responsible for providing the services under this AGREEMENT.

CLAUSE FOUR - GENERAL PROVISIONS

4.1 All the provisions of the Agreement that are not amended by this Amendment are maintained and unchanged, and are hereby ratified for all legal purposes.

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In witness whereof, the PARTIES sign this instrument in 03 (three) counterparts of equal content and form, for a single effect, in the presence of 02 (two) undersigned witnesses, being obligated in or out of court, on their own behalf and on behalf of their legal successors.

Date: 04/20/2022

CLIENT

(There appears digital signature)

Name: Lilian Lima

Title: CTO

(There appears digital signature)

Name: Ruy Neto

Title: Technology Director

MANAGER

(There appears digital signature)

Name: Juliana Germello de Marca Preston Krug

Title: Sales Manager

(There appears digital signature)

Name: Marcelo Leite

Title: Sales Director

WITNESS

(There appears digital signature)

Name: Luiz Fernandes Moriggi

Title: Business Executive

(There appears digital signature)

Name: Ronald Coleman

Title: Head of Providers

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